                            SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement           [  ]  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.1a-11(c) or Section 240.1a-12

                         BEAUTICONTROL COSMETICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          BEAUTICONTROL COSMETICS, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(I) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount previously paid:

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    (2)  Form, Schedule or Registration Statement No.:

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    (3)  Filing Party:

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    (4)  Date Filed:

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Notes:

* Set forth the amount on which the filing fee is calculated and state how it was determined.

                         BEAUTICONTROL COSMETICS, INC.
                                2121 MIDWAY ROAD
                              CARROLLTON, TX 75006

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 6, 1999

To the Holders of Common Stock of
BEAUTICONTROL COSMETICS, INC.:

     Notice is hereby given that the 1999 Annual Meeting of Stockholders of BeautiControl Cosmetics, Inc., a Delaware corporation (the "Company"), will be held at the Company's executive offices, 2121 Midway Road, Carrollton, Texas, on Tuesday, April 6, 1999 at 10:00 A.M., Dallas, Texas time, for the following purposes:

          (1) To elect three persons to serve as directors until the Annual Meeting of Stockholders in the year 2002 or until their successors are duly elected and qualified; and

          (2) To approve an amendment to the Company's Certificate of Incorporation to change the Company's name to BeautiControl, Inc.; and

          (3) To transact any other proper business brought before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed February 8, 1999, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Only holders of record of the Company's Common Stock on that date are entitled to vote on matters coming before the meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the meeting will be maintained at the Company's offices at 2121 Midway Road, Carrollton, Texas, for ten days prior to the meeting.

     Please advise the Company's transfer agent, Harris Trust and Savings Bank, 311 West Monroe Street, 11th Floor, Chicago, Illinois 60606, of any change in your address.

     Your vote is important. Whether or not you plan to attend the meeting in person, please mark, sign, date, and return the enclosed proxy in the envelope provided, which requires no postage if mailed within the United States.

                                            By Order of the Board of Directors,

                                            /s/ M. DOUGLAS TUCKER
                                            M. DOUGLAS TUCKER
                                            Senior Vice President -- Finance
                                            and Secretary

Carrollton, Texas
March 5, 1999

                         BEAUTICONTROL COSMETICS, INC.
                                2121 MIDWAY ROAD
                            CARROLLTON, TEXAS 75006

                 ---------------------------------------------

                                PROXY STATEMENT
                 ---------------------------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 6, 1999

     The accompanying proxy, mailed together with this Proxy Statement to stockholders on or about March 5, 1999, is solicited by BeautiControl Cosmetics, Inc. (the "Company") in connection with the Annual Meeting of Stockholders to be held on April 6, 1999. The proxy may be revoked by the stockholder at any time prior to its exercise by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company, or by attending the meeting and voting in person.

     As stated in the Notice to which this Proxy Statement is attached, matters to be voted on at the meeting are: (1) the election of three directors to the Board of Directors to serve as directors until the Annual Meeting of Stockholders in the year 2002 or until their successors are duly elected and qualified and (2) consideration of a proposal to amend the Company's Certificate of Incorporation (the "Certificate of Incorporation") to change the Company's name from BeautiControl Cosmetics, Inc. to BeautiControl, Inc.

     All properly executed, unrevoked proxies received before the meeting will be voted in accordance with the directions contained therein. When no direction has been given by a stockholder returning a proxy, the proxy will be voted FOR the election as directors of the nominees named in this Proxy Statement and for the proposal to change the Company's name to BeautiControl, Inc..

     The close of business on February 8, 1999, has been set as the record date for determination of stockholders entitled to vote at the meeting. Holders of the Company's Common Stock on the record date will be entitled to one vote per share on all business at the meeting.

     On the record date, there were outstanding and entitled to vote 7,231,448 shares of Common Stock. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of February 5, 1999, the number and percentage of outstanding shares of Common Stock beneficially owned by all persons known by the Company to own more than 5% of the Company's Common Stock, by each director of the Company, by each nominee for director, by each named executive officer, and by all officers and directors of the Company as a group.

                                                               AMOUNT AND
                                                               NATURE OF
                    NAME AND ADDRESS OF                        BENEFICIAL    PERCENT
                      BENEFICIAL OWNER                        OWNERSHIP(1)   OF CLASS
                    -------------------                       ------------   --------
Jinger L. Heath.............................................   1,553,887(2)    19.4%
2121 Midway Rd.
Carrollton, Texas 75006
Richard W. Heath............................................   1,553,887(2)    19.4%
2121 Midway Rd.
Carrollton, Texas 75006

                                                               AMOUNT AND
                                                               NATURE OF
                    NAME AND ADDRESS OF                        BENEFICIAL    PERCENT
                      BENEFICIAL OWNER                        OWNERSHIP(1)   OF CLASS
                    -------------------                       ------------   --------
J. Robert Ward-Burns........................................     120,000(3)     1.5%
2121 Midway Rd.
Carrollton, Texas 75006
Charles M. Diker............................................     331,375(4)     4.1%
One New York Plaza-- 31st Floor
New York, New York 10004
Robert S. Folsom............................................     251,500(5)     3.1%
16475 Dallas Parkway
Dallas, Texas 75248
Joseph M. Haggar, III.......................................       3,500(6)       *
6311 Lemmon Avenue
Dallas, Texas 75209
Denise Ilitch...............................................       5,500(7)       *
2211 Woodward Avenue
Detroit, MI 48201
Clifton R. Sanders..........................................      26,400(8)       *
2121 Midway Rd.
Carrollton, Texas 75006
A. Starke Taylor, Jr........................................      25,500(9)       *
17916 Cedar Creek Canyon
Dallas, Texas 75252
M. Douglas Tucker...........................................      87,000(10)    1.1%
2121 Midway Rd.
Carrollton, Texas 75006
Joel T. Williams, Jr........................................      61,500(11)      *
2121 Midway Rd.
Carrollton, Texas 75006
Jim Sowell Construction Company, Inc........................   1,620,033(12)   20.2%
3131 McKinney Ave., Ste 200
Dallas, Texas 75204
All officers and directors as a group (23 persons)..........   4,124,724(13)   51.5%

---------------

  *  Less than 1%

 (1) Unless otherwise noted, each of the listed individuals has sole voting and dispositive power for the shares beneficially owned.

 (2) Includes options to purchase 200,000 shares of Common Stock exercisable within 60 days.

 (3) Includes options to purchase 120,000 shares of Common Stock exercisable within 60 days.

 (4) Includes options to purchase 25,500 shares of Common Stock exercisable within 60 days. Includes 12,125 shares of Common Stock which are indirectly owned for which Mr. Diker shares voting and investment power. Does not include 11,250 shares of Common Stock owned by the wife of Mr. Diker and 9,000 shares owned by clients of Mr. Diker, for which Mr. Diker disclaims beneficial ownership.

 (5) Includes options to purchase 25,500 shares of Common Stock exercisable within 60 days. Does not include 3,000 shares of Common Stock owned by the wife of Mr. Folsom, for which Mr. Folsom disclaims beneficial ownership.

 (6) Includes options to purchase 3,500 shares of Common Stock exercisable within 60 days.

 (7) Includes options to purchase 5,500 shares of Common Stock exercisable within 60 days.

 (8) Includes options to purchase 26,400 shares of Common Stock exercisable within 60 days.

 (9) Includes options to purchase 25,500 shares of Common Stock exercisable within 60 days. Does not include 55,205 shares of Common Stock owned by the wife of Mr. Taylor, for which Mr. Taylor disclaims beneficial ownership.

(10) Includes options to purchase 17,000 shares of Common Stock exercisable within 60 days.

(11) Includes options to purchase 25,500 shares of Common Stock exercisable within 60 days.

(12) A proxy to vote 1,200,000 of these shares has been granted to Richard W. Heath. These shares are not shown in the amount shown as beneficially owned by Mr. Heath, and Mr. Heath disclaims beneficial ownership of these shares.

(13) Includes options to purchase 806,625 shares of Common Stock exercisable within 60 days.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The Company's Certificate of Incorporation divides the Board of Directors into three classes. The term of office of one class of directors expires at this Annual Meeting of Stockholders. A second class of directors will serve until the 2000 Annual Meeting of Stockholders, and a third class of directors will serve until the 2001 Annual Meeting of Stockholders. Richard W. Heath, Charles M. Diker and Joel T. Williams, Jr. will stand for election at this Annual Meeting for a three-year term of office expiring at the Annual Meeting of Stockholders in the year 2002 or until their successors are duly elected and qualified. Proxies cannot be voted for the election of more than three persons to the Board.

     The Company is informed that Mr. Heath, Mr. Diker and Mr. Williams are willing to serve as directors. However, if Mr. Heath, Mr. Diker or Mr. Williams should decline or become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee designated by the Board of Directors or, if none is so designated, will be cast according to the judgment of the person or persons voting the proxy.

     The following table sets forth certain information as to the directors of the Company as of January 1, 1999.

                                               POSITIONS AND OFFICES                 DIRECTOR
         NAME AND AGE                            WITH THE COMPANY                     SINCE
         ------------            -------------------------------------------------   --------
                                                     NOMINEES
                                                     --------
                                           Present Term Expiring in 1999

Richard W. Heath, 56             Director, President, and Chief Executive Officer      1981
Charles M. Diker, 64             Director                                              1987
Joel T. Williams, Jr., 78        Director                                              1986
                                          DIRECTORS CONTINUING IN OFFICE
                                           Present Term Expiring in 2000

Robert S. Folsom, 71             Director                                              1985
A. Starke Taylor, Jr. 76         Director                                              1985
Denise Ilitch, 43                Director                                              1995
                                           Present Term Expiring in 2001

Jinger L. Heath, 46              Chairman of the Board of Directors                    1981
Joseph M. Haggar, III, 47        Director                                              1996
J. Robert Ward-Burns, 54         Director, Executive Vice President and Chief
                                 Operating Officer                                     1993

                        DIRECTORS AND EXECUTIVE OFFICERS

     Jinger L. Heath is a founder of the Company and has been Chairman of the Board of Directors of the Company since its inception in January 1981. She identifies the Company's product needs and manages the development and quality of the Company's skin care, cosmetics and nutritional and beauty supplements. Ms. Heath is also Chairman of the Board of the Company's division, BeautiControl Research Institute.

     Richard W. Heath is a founder of the Company and has been President, Chief Executive Officer, and a director of the Company since its inception in January 1981. Mr. Heath has over 31 years of experience in the direct sales industry. Mr. Heath currently serves as a director of Haggar Clothing Co., a public company.

     J. Robert Ward-Burns has been Executive Vice President, Chief Operating Officer and a director of the Company since July 1993. Prior to joining the Company, Mr. Ward-Burns was with Stanhome Direct Selling Group for 13 years where he served as President from 1988 to 1993.

     Robert L. Esson, 54, has been Senior Vice President Manufacturing and Distribution of the Company since November 1995 and was Vice President Manufacturing prior to that and since April 1994 and assumed responsibility for the Distribution Department in August 1994. Prior to joining the Company, Mr. Esson was with Lockwood Greene Engineers from September 1991 as a management consultant.

     Robert S. Heath, 36, has been Senior Vice President Sales of the Company since January 1996 and was Vice President Sales Development prior to that and since May 1992. Prior to that time, Mr. Heath was Director of Sales Promotion from November 1991 to May 1992, Director of Distribution from January 1990 to November 1991, and Operations Manager from November 1988 to January 1990.

     Jo-Anne C. Jaeger, 53, has been Senior Vice President Merchandising and International Marketing of the Company since December 1995. Ms. Jaeger was Sr. Vice President Marketing Strategies from January 1992 to December 1995. Ms. Jaeger joined the Company in April 1990 as Vice President Product Marketing. Prior to joining the Company, Ms. Jaeger was employed by Avon Products for 15 years, most recently as Vice President Sales Planning.

     Clifton R. Sanders, 53, has been Senior Vice President Research and Development of the Company since November 1991. Prior to that time and since December 1990, Mr. Sanders was Vice President Research and Development of the Company. He joined the Company as Managing Director Research and Development in October 1989. Prior to joining the Company, Mr. Sanders was Vice President Product Development at Mary Kay Cosmetics for ten years. Mr. Sanders is also President of the Company's division, BeautiControl Research Institute.

     Amelia G. Spolec, 41, has been Senior Vice President Information Services since March 1998. Prior to that time and since July 1996, Ms. Spolec was Vice President Information Services. Prior to that and since January 1995, Ms. Spolec was Managing Director of Information Services. In February 1992, Ms. Spolec joined the Company as Director Information Services. Prior to joining the Company, Ms. Spolec was Senior Manager with Grant Thornton LLP for seven years.

     M. Douglas Tucker, 55, has been Senior Vice President Finance and Chief Financial Officer since April 1995 and Secretary of the Company since August 1995. Mr. Tucker also held the position of Treasurer of the Company from August 1995 to October 1997. Prior to that time and from April 1993, Mr. Tucker was a business and financial consultant. From July 1990 to April 1993, Mr. Tucker was Vice President - Finance at The BOC Group Americas. Prior to July 1990, Mr. Tucker was with Tambrands, Inc. one year as International Director of Finance and with General Foods Corporation twenty-one years in financial management.

     Charles M. Diker has been a director of the Company since May 1987. Since 1986, Mr. Diker has been Chairman of the Board of Directors of Cantel Industries Inc. Mr. Diker currently serves as a director of Chyron Corporation, International Specialty Products, Inc., Data Broadcasting Corporation and AMF Bowling, Inc.

     Robert S. Folsom has been a director of the Company since June 1985. Mr. Folsom is Chairman of the Board of Directors of Folsom Properties, Inc., a real estate development firm. Mr. Folsom served as Mayor of the City of Dallas from 1976 to 1981.

     Joseph M. Haggar, III, has been a director of the Company since August 1996. Mr. Haggar has been Chairman of the Board of Haggar Clothing Co., a marketer of men's dress and casual clothing since 1994 and Chief Executive Officer since 1990. Mr. Haggar also serves as a director of Texas Commerce Bank.

     Denise Ilitch has been a director of the Company since October 1995. Ms. Ilitch is President of Olympia Development LLP, a real estate and entertainment development company. Ms. Ilitch serves as a director of CompUSA and the Detroit Branch of the Federal Reserve Board of Chicago. Ms. Ilitch was Senior Executive Vice President of Little Caesar Enterprises from 1987 to 1993.

     A. Starke Taylor, Jr. has been a director of the Company since June 1985. From 1978 until 1987, Mr. Taylor was Chairman of the Board of Directors of Graylor Investments, a private investment firm. Mr. Taylor served as Mayor of the City of Dallas from 1983 to 1987. Mr. Taylor currently serves as President of Taylor Investments, a private investment firm.

     Joel T. Williams, Jr. has been a director of the Company since January 1986. From 1985 to 1989, Mr. Williams was an advisory director of Bright Banc Savings Association. From 1969 to 1985, Mr. Williams was Chairman of the Board and Chief Executive Officer of Texas Federal Savings and Loan Association.

     Richard W. Heath and Jinger L. Heath are husband and wife. Robert S. Heath is the son of Richard W. Heath. There are no other family relationships between other directors or executive officers of the Company.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

GENERAL

     The Board of Directors has established a Compensation Committee, an Audit Committee, and a Nominating Committee. The Company's Bylaws provide that the Compensation Committee and the Audit Committee are required to be comprised of directors who are not employees of the Company.

     The Compensation Committee, composed of Messrs. Folsom, Taylor and Ms. Ilitch, met three times during the fiscal year ended November 30, 1998 and took action by unanimous consent one time. This committee reviews and approves salaries and bonuses of executive officers and administers the Company's Incentive Stock Option Plan, Non-Qualified Stock Option Plan, and Special Stock Option Plan.

     The Audit Committee, composed of Messrs. Williams, Haggar and Diker, met two times during the fiscal year ended November 30, 1998. This committee recommends to the Board of Directors the appointment of independent auditors, reviews the plan and scope of audits, reviews the Company's significant accounting policies and internal controls, and has general responsibility for related matters. The Board of Directors will consider nominees submitted by holders of Common Stock if submitted to the Company on or before November 3, 1999. See "Stockholder Proposals."

     The Nominating Committee, currently composed of Messrs. Folsom and Taylor, met one time during fiscal 1998. This committee nominates persons for election to the Board of Directors.

     The Board of Directors held six meetings during the fiscal year ended November 30, 1998. All of the directors attended more than 75% of the meetings of the Board of Directors, with the exception of Ms. Ilitch and Mr. Williams. All of the members attended at least 75% of the meetings of the committees on which they served.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not officers or employees of the Company receive an annual fee of $12,000 together with $1,500 for each directors' meeting they attend and $750 for each committee meeting they attend. Directors are reimbursed for expenses relating to attendance at meetings.

SPECIAL STOCK OPTION PLAN

     The Company's Special Stock Option Plan provides for the granting of options to purchase a maximum of 59,000 shares of Common Stock to non-employee directors of the Company. Under the terms of the Special Stock Option Plan, a non-employee director receives an automatic grant of options for 2,500 shares of Common Stock when such person first becomes a director of the Company. Additional options to purchase 1,000 shares of Common Stock are automatically granted to non-employee directors annually if the Company's net income is equal to or greater than 105% of net income for the previous year. All grants of options under the Special Stock Option Plan are made automatically and without any discretion on the part of the Compensation Committee with respect to the grantee, the number of options granted and the exercise price of the options. The Special Stock Option Plan requires that the exercise price for each option be equal to 100% of the fair market value of the Common Stock on the date of the grant. Each option will expire ten years from the date of grant and no option is exercisable until one year from the date of grant. Notwithstanding any other restriction in the Special Stock Option Plan, options will become immediately exercisable upon a reorganization, merger or consolidation of the Company or a change in control of the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth the total compensation paid or accrued by the Company for services rendered during the fiscal years ended November 30, 1998, 1997 and 1996 to the Company's Chief Executive Officer and the four other most highly compensated executive officers whose total cash compensation for the year ended November 30, 1998 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                             ANNUAL COMPENSATION                  ----------------------
                               ------------------------------------------------               LONG-TERM
          NAME AND                                              OTHER ANNUAL       OPTION     INCENTIVE       ALL OTHER
     PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)   COMPENSATION($)(1)   AWARDS(#)   PAYOUTS($)   COMPENSATION($)
     ------------------        ----   ---------   --------   ------------------   ---------   ----------   ---------------
Richard W. Heath               1998    575,000          0          53,689          200,000(3)    N/A                0
  President and Chief          1997    497,068     10,340               0                0       N/A
  Executive Officer            1996    365,000    272,128               0                0       N/A
Jinger L. Heath                1998    575,000          0         106,275(2)       200,000(3)    N/A                0
  Chairman of the Board        1997    497,068     10,340               0                0       N/A
                               1996    365,000    272,128               0                0       N/A
J. Robert Ward-Burns           1998    347,500          0               0          150,000(3)    N/A            6,500(4)
  Executive Vice President     1997    327,500      7,033               0                0       N/A
  and Chief Operating Officer  1996    300,000    176,003               0           25,000(3)    N/A
Clifton R. Sanders             1998    235,000          0               0           38,400(5)    N/A            4,000(6)
  Senior Vice President        1997    220,000     10,000               0                0       N/A
  Research and Development     1996    165,000     10,000               0           25,400(7)    N/A
M. Douglas Tucker              1998    212,270          0               0           55,000(3)    N/A            4,000(6)
  Senior Vice President        1997    183,583     10,000               0                0       N/A
  Finance and Chief            1996    182,513     11,500               0           11,000(8)    N/A
  Operating Officer

---------------

(1) Exceeding the lesser of $50,000 or 10% of salary and bonus.

(2) Includes $50,000 for wardrobe for numerous video productions, stage and television appearances.

(3) Options granted in previous years, exchanged for repriced options in October 1998.

(4) Premium for term life insurance and Company match for 401(k) plan.

(5) Included 28,400 options granted in October 1998.

(6) Company match for 401(k) plan.

(7) Options granted in previous years, exchanged for repriced options in January 1996.

(8) Includes 15,000 options granted in 1995, exchanged for repriced options in January 1996.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options during fiscal 1998 to the individuals named in the Summary Compensation Table.

                                                                                                       POTENTIAL
                                                                                                       REALIZABLE
                                                              INDIVIDUAL GRANTS                     VALUE AT ASSUMED
                                             ---------------------------------------------------    ANNUAL RATES OF
                                                           % OF TOTAL                                 STOCK PRICE
                                                            OPTIONS                                 APPRECIATION FOR
                                                           GRANTED TO                               A PERIOD OF TEN
                                                           EMPLOYEES                                  YEARS($)(3)
                                              OPTIONS      IN FISCAL     EXERCISE     EXPIRATION   ------------------
                   NAME                      GRANTED(#)       YEAR      PRICE($/SH)      DATE        5%        10%
                   ----                      ----------    ----------   -----------   ----------   -------   --------
Richard W. Heath...........................   25,000 (1)      2.7%         $5.75        2/26/02     90,404    229,100
                                              75,000 (1)      8.1%          5.75        6/30/03    271,213    687,300
                                              50,000 (1)      5.4%          5.75        2/23/04    180,809    458,200
                                              50,000 (1)      5.4%          5.75         4/8/08    180,809    458,200
Jinger L. Heath............................   25,000 (1)      2.7%          5.75        2/26/02     90,404    229,100
                                              75,000 (1)      8.1%          5.75        6/30/03    271,213    687,300
                                              50,000 (1)      5.4%          5.75        2/23/04    180,809    458,200
                                              50,000 (1)      5.4%          5.75         4/8/08    180,809    458,200
J. Robert Ward-Burns.......................  100,000 (1)     10.7%          5.75        6/30/03    361,618    916,401
                                              25,000 (1)      2.7%          5.75       12/27/04     90,404    229,100
                                              25,000 (1)      2.7%          5.75        2/23/08     90,404    229,100
Clifton R. Sanders.........................    3,750 (1)      0.4%          5.75        11/7/99     13,561     34,365
                                               7,500 (1)      0.8%          5.75        6/13/01     27,121     68,730
                                               4,150 (1)      0.4%          5.75         1/2/02     15,007     38,031
                                               1,000 (1)      0.1%          5.75         1/8/03      3,616      9,164
                                               2,000 (1)      0.2%          5.75        6/30/03      7,232     18,328
                                              10,000 (1)      1.1%          5.75       12/27/04     36,162     91,640
                                              10,000 (2)      1.1%          5.75       10/20/08     36,162     91,640
M. Douglas Tucker..........................   15,000 (1)      1.6%          5.75         7/7/05     54,243    137,460
                                              20,000 (1)      2.1%          5.75        8/13/06     72,324    183,280
                                              20,000 (1)      2.1%          5.75        2/23/08     72,324    183,280

---------------

(1) Options were repriced on October 20, 1998.

(2) Options were granted in 1998 and are exercisable at twenty percent per year beginning one year from date of grant.

(3) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT FISCAL YEAR END

     The following table provides information, with respect to the named executive officers, concerning the exercise of options during the last fiscal year and unexercised options held as of November 30, 1998.

                                                                  NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                    OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                                     SHARES                             YEAR-END              AT FISCAL YEAR-END($)(1)
                                   ACQUIRED ON      VALUE      ---------------------------   ---------------------------
              NAME                 EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              ----                 -----------   -----------   -----------   -------------   -----------   -------------
Richard W. Heath.................      N/A           N/A         200,000             0         75,000              0
Jinger L. Heath..................      N/A           N/A         200,000             0         75,000              0
J. Robert Ward-Burns.............      N/A           N/A         120,000        30,000         45,000         11,250
Clifton R. Sanders...............      N/A           N/A          26,400        12,000          9,900          4,500
M. Douglas Tucker................      N/A           N/A          17,000        38,000          6,375         14,250

---------------

(1) Based on the closing price of $6.125 for the Common Stock on November 30, 1998, the Company's fiscal year end.

REPRICING OF STOCK OPTIONS

     As discussed in the "Report of the Compensation Committee On Annual Compensation," on October 20, 1998 the Company exchanged certain employee stock options with an exercise price higher than the market price at such time for new options with an exercise price equal to the then current fair market value. This exchange required that an employee surrender options having an exercise price greater than $5.75 for the same number of options at the current market price. The options retained the same vesting status and expiration dates as the options surrendered. Certain named executive officers participated in the exchange. The following table sets forth information regarding the repricing of options held by the named executive officers and any other executive officer during the last ten completed fiscal years.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                            LENGTH OF
                                                                                                            ORIGINAL
                                                   NUMBER OF                                               OPTION TERM
                                                   SECURITIES   MARKET PRICE                                REMAINING
                                                   UNDERLYING   OF STOCK AT    EXERCISE PRICE     NEW      AT DATE OF
                                                    OPTIONS       TIME OF        AT TIME OF     EXERCISE    REPRICING
            NAME AND TITLE                DATE      REPRICED     REPRICING       REPRICING       PRICE     (IN YEARS)
            --------------              --------   ----------   ------------   --------------   --------   -----------
CURRENT OFFICERS
Richard W. Heath                        10/20/98     25,000        $5.75           $17.50        $5.75         1.3
  President and Chief Executive
    Officer                             10/20/98     75,000         5.75             7.75         5.75         4.7
                                        10/20/98     50,000         5.75            17.50         5.75         5.3
                                        10/20/98     50,000         5.75             8.75         5.75         9.5
Jinger L. Heath                         10/20/98     25,000        $5.75           $17.50        $5.75         1.3
  Chairman of the Board of Directors    10/20/98     75,000         5.75             7.75         5.75         4.7
                                        10/20/98     50,000         5.75            17.50         5.75         5.3
                                        10/20/98     50,000         5.75             8.75         5.75         9.5
J. Robert Ward-Burns                    10/20/98    100,000        $5.75           $ 7.75        $5.75         4.7
  Executive Vice President and          10/20/98     25,000         5.75             9.25         5.75         6.2
                                        10/20/98     25,000         5.75             8.13         5.75         9.3
                                        01/08/96      7,000         9.25            14.00         9.25         9.0
                                        01/08/96     18,000         9.25            14.00         9.25         9.0
Robert L. Esson                         10/20/98      5,000        $5.75           $ 9.25        $5.75         5.5
  Senior Vice President --              10/20/98      3,000         5.75             9.25         5.75         6.2
  Manufacturing and Distribution        10/20/98     10,000         5.75             8.33         5.75         9.3
                                        01/08/96      5,000         9.25            12.88         9.25         8.2
                                        01/08/96      3,000         9.25            14.00         9.25         9.0
Robert S. Heath                         10/20/98     10,025        $5.75           $ 6.67        $5.75         0.4
  Senior Vice President --              10/20/98      5,000         5.75             9.25         5.75         3.7
  Sales                                 10/20/98      3,500         5.75             8.40         5.75         4.3
                                        10/28/98      2,500         5.75             7.75         5.75         4.7
                                        10/20/98      1,500         5.75             9.25         5.75         5.3
                                        10/20/98     10,000         5.75             9.25         5.75         6.2
                                        10/20/98     10,000         5.75             8.13         5.75         9.3
                                        01/08/96      5,000         9.25            12.00         9.25         6.5
                                        01/08/98      1,500         9.25            13.75         9.25         8.2
                                        01/08/96     10,000         9.25            14.00         9.25         9.0

                                                                                                            LENGTH OF
                                                                                                            ORIGINAL
                                                   NUMBER OF                                               OPTION TERM
                                                   SECURITIES   MARKET PRICE                                REMAINING
                                                   UNDERLYING   OF STOCK AT    EXERCISE PRICE     NEW      AT DATE OF
                                                    OPTIONS       TIME OF        AT TIME OF     EXERCISE    REPRICING
            NAME AND TITLE                DATE      REPRICED     REPRICING       REPRICING       PRICE     (IN YEARS)
            --------------              --------   ----------   ------------   --------------   --------   -----------
Jo-Anne C. Jaeger,                      10/20/98     22,500        $5.75           $ 9.25        $5.75         1.3
  Senior Vice President --              10/20/98     15,000         5.75             9.25         5.75         1.7
  Merchandising and                     10/20/98      4,150         5.75             9.25         5.75         3.3
  International Development             10/20/98      7,500         5.75             8.50         5.75         4.3
                                        10/20/98      6,000         5.75             7.75         5.75         4.7
                                        10/20/98      5,000         5.75             9.25         5.75         6.2
                                        01/08/96     22,500         9.25            10.50         9.25         5.2
                                        01/08/96     15,000         9.25            14.67         9.25         5.5
                                        01/08/96      4,150         9.25            13.75         9.25         6.0
                                        01/08/96      5,000         9.25            14.00         9.25         9.0
Clifton R. Sanders                      10/20/98      3,750        $5.75           $ 9.25        $5.75         1.1
  Senior Vice President --              10/20/98      7,500         5.75             9.25         5.75         1.7
  Research & Development                10/20/98      4,150         5.75             9.25         5.75         3.3
                                        10/20/98      1,000         5.75             8.50         5.75         4.3
                                        10/20/98      2,000         5.75             7.75         5.75         4.7
                                        10/20/98     10,000         5.75             9.25         5.75         6.2
                                        01/08/96      3,750         9.25            11.17         9.25         3.8
                                        01/08/96      7,500         9.25            14.67         9.25         5.5
                                        01/08/96      4,150         9.25            13.75         9.25         6.0
                                        01/08/96     10,000         9.25            14.00         9.25         9.0
Amelia G. Spolec                        10/20/98      1,500        $5.75           $ 8.50        $5.75         4.3
  Senior Vice President --              10/20/98      2,000         5.75             7.75         5.75         4.7
  Information Services                  10/20/98      3,000         9.25             9.25         5.75         5.3
                                        10/20/98      2,500         9.25             9.25         5.75         6.2
                                        10/20/98      5,000         5.75             8.00         5.75         7.8
                                        10/20/98     10,000         5.75             8.13         5.75         9.3
                                        01/08/96      3,000         9.25            17.50         9.25         8.2
                                        01/08/96      2,500         9.25            14.00         9.25         9.0
M. Douglas Tucker,                      10/20/98     15,000        $5.75           $ 9.25        $5.75         6.7
  Senior Vice President -- Finance,     10/20/98     20,000         5.75             8.00         5.75         7.8
  Secretary, Treasurer and              10/20/98     20,000         5.75             8.13         5.75         9.3
  Chief Financial Officer               01/08/96     15,000         9.25            11.00         9.25         9.5
FORMER OFFICERS
Vicki S. Miller, Former                 01/08/96*     4,150        $5.75           $ 9.25        $5.75
  Senior Vice President -- Finance,
  Secretary, Treasurer and Chief
  Financial Officer

---------------

* All of these options have been exercised or cancelled.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     During fiscal 1998 the Compensation Committee consisted of Messrs. Folsom, Taylor and Ms. Ilitch. None of the members of the Compensation Committee has ever been an officer or employee of the Company. Mr. Heath is on the Compensation Committee of Haggar Clothing Co. and Mr. Haggar is a director of the Company.

REPORT OF THE COMPENSATION COMMITTEE ON ANNUAL COMPENSATION

     Option Repricing. In October 1998, the Board determined that the current market price of the Company's Common Stock was restricting the motivational value of certain options held by its employees. In response, the Board approved an exchange program under which employees could exchange their higher priced options for an equal number of lower-priced options. The Board decided that the fair market value at the close of the business day would be used for repricing. On October 20, 1998, employees exchanged options priced above $5.75 per share for an equal number of options priced at $5.75 per share. Executive officers participating in this program are shown in the table entitled "Ten-Year Option Repricings." Also shown in this table are option repricings in the last ten fiscal years for any executive officer. The previous option repricing for employees was in January, 1996.

     This report is submitted by the members of the Compensation Committee:

                                            Robert S. Folsom

                                            Denise Ilitch

                                            A. Starke Taylor, Jr.

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for overseeing all stock option plans, setting the compensation for the Chief Executive Officer ("CEO") and the Chairman of the Board ("Chairman"), and providing guidelines to the CEO for determining the annual compensation of other officers.

  Executive Officer Compensation Other than CEO and Chairman

     The Committee believes that total compensation for the Company's officers must be in amounts sufficient to attract, retain and motivate key employees, while at the same time maintaining reasonable linkage between executive compensation and Company performance.

     The Committee sets guidelines for officer pay based upon industry levels. As in prior years, 1998 base salaries were set at mid-range pay levels when compared to similar companies in the industry, with potential additional compensation to be made through cash bonuses. Cash bonuses for all officers other than the Chief Operating Officer, CEO and Chairman, were based on a combination of individual performance and Company performance. Fifty percent of the bonus amount was tied to individual performance against stated objectives and the remaining fifty percent was dependent upon the Company reaching stated pre-tax profit objectives. For 1998, no bonus amounts were paid. The annual bonus amount for the Chief Operating Officer is set at 2% of the Company's pre-tax profits and therefore fluctuates directly with the Company's annual earnings. No bonus amounts were paid in 1998.

     Stock options are granted to executive officers by the Committee at the time the officers are hired and thereafter based on individual contributions. Stock options are granted at the fair market value of the Common Stock on the date of grant, with an exercise period ranging from five to seven years.

  CEO and Chairman Compensation

     The compensation for both the CEO and the Chairman is determined by the Committee based upon a combination of base pay and cash bonus, with the total cash compensation being strongly affected by Company performance. The base pay for both the CEO and Chairman was $575,000 as noted in the Summary Compensation Table. Annual cash bonus payments for the CEO and the Chairman are each set at 3% of the Company's pre-tax profits for the fiscal year. As a result, bonus payments to the CEO and the Chairman fluctuate based upon the Company's pre-tax profits. The Committee may grant additional discretionary cash bonuses to the CEO and the Chairman based upon the Company's pre-tax profits. The Committee may grant additional discretionary cash bonuses to the CEO and the Chairman based on the Committee's evaluation of individual performance. No additional discretionary bonuses were granted to the CEO and the Chairman for fiscal 1998.

     The Committee grants stock options to the CEO and the Chairman based upon a subjective evaluation of many factors including performance, leadership, motivational effect, and extraordinary contributions to the Company.

     This report is submitted by the members of the Compensation Committee:

                                            Robert S. Folsom

                                            Denise Ilitch

                                            A. Starke Taylor, Jr.

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return for the Company's Common Stock from December 1, 1993 through November 30, 1998 with the cumulative total return for the NASDAQ Market Index and the Peer Group(1). The comparison assumes $100 was invested in the Company's Common Stock on December 1, 1993 and in each of the foregoing indices and assumes reinvestment of dividends.

                    COMPARISON OF CUMULATIVE TOTAL RETURN OF
                      COMPANY, PEER GROUP AND BROAD MARKET

               MEASUREMENT PERIOD                  BEAUTICONTROL       PEER GROUP          NASDAQ
             (FISCAL YEAR COVERED)                   COSMETICS           INDEX          MARKET INDEX
1993                                                           100               100               100
1994                                                        128.47            127.39            107.70
1995                                                         83.50            148.02            136.55
1996                                                        130.20            242.78            169.42
1997                                                         78.82            251.95            210.44
1998                                                         63.06            340.93            260.13

---------------

(1) The Peer Group includes Avon Products, Inc., Nature's Sunshine Products Inc., and Herbalife International, Inc. Aloette Cosmetics, Inc. was excluded from the Peer Group in 1998 because the Company was privately acquired during the year. Stanhome was excluded from the Peer Group because the company no longer has a direct selling division.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based on its review of the copies of such reports and written representations that no other reports were required, during the fiscal year ended November 30, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with. The Company is not aware of any failure to file a required report.

                                    AUDITORS

     Representatives of Ernst & Young LLP, the Company's independent auditors for 1998, are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                     PROPOSAL TO CHANGE THE COMPANY'S NAME
                                (PROPOSAL NO. 2)

     Since its incorporation in 1986, the full legal name of the company has been "BeautiControl Cosmetics, Inc." In light of the broad offering of products that the Company now distributes, and the broader scope of support operations for these products, the Company's management has recommended a change in the Company's name to "BeautiControl, Inc.," a name which more properly reflects the Company's current focus.

     Under applicable corporation law, in order to change the Company's name, the Company's Certificate of Incorporation must be amended, and the Company's stockholders must approve the amendment. Therefore, the Company's Board of Directors is proposing that the Company's stockholders approve an amendment to the Company's Certificate of Incorporation which changes the name of the Company from "BeautiControl Cosmetics, Inc." to "BeautiControl, Inc."

                              BOARD OF DIRECTORS'
                         RECOMMENDATIONS; VOTE REQUIRED

     The Board of Directors unanimously recommends a vote FOR the election as director of each of the nominees named in the proxy and FOR the approval of the amendment to the Company's Certificate of Incorporation to change the Company's name.

     Nominees for director receiving a plurality of the votes cast will be elected as directors. The affirmative vote of holders of a majority of all of Common Stock entitled to vote at the meeting is required to approve the amendment to the Company's Certificate of Incorporation.

     Pursuant to the Company's Certificate of Incorporation, holders of Common Stock will be entitled to one vote for each share held. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. A broker is entitled to vote on the election of directors if such broker holds shares in street name for a customer who does not deliver voting instructions. Under applicable Delaware law, a broker non-vote resulting from the failure to deliver voting instructions to a broker will have no effect on the outcome of the election of directors. Since the proposal to amend the Company's Certificate of Incorporation requires the affirmative vote of holders of a majority of all shares of Common Stock entitled to vote at the meeting, an abstention will effectively be a vote against such proposal.

                             STOCKHOLDER PROPOSALS

     In order for stockholder proposals to receive consideration for inclusion in the Company's Proxy Statement for next year, such proposals must be received at the Company's offices at 2121 Midway, Carrollton, Texas 75006, Attention:
Secretary, by November 3, 1999.

     The Company's By-Laws contain a provision which requires that a stockholder may nominate a person for election as a director only if written notice of such stockholder's intent to make such nomination has been given to the Secretary of the Company not later than 60 days prior to an annual meeting. This provision also requires that the notice set forth, among other things, a description of all arrangements or understandings between the nominating stockholder and the nominee pursuant to which the nomination is to be made or the nominee is to be elected, and such notice must also contain such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors of the Company. This provision is intended to give the Company the opportunity to obtain all relevant information regarding persons nominated for director. The Board of Directors may disqualify any nominee who fails to provide the Company with complete and accurate information as required by this provision. No stockholder has nominated a candidate for election to the Board of Directors at the 1999 Annual Meeting.

                            SOLICITATION OF PROXIES

     The Company will pay the expenses of this proxy solicitation. In addition to solicitation by mail, some of the officers and regular employees of the Company may solicit proxies personally or by telephone, if deemed necessary. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by the brokers and fiduciaries, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matter, other than the matters described above, to be presented for action at the meeting. However, if any other proper items of business should come before the meeting, it is the intention of the person or persons acting under the enclosed form of proxy to vote in accordance with their best judgment on such matters.

                                            By Order of the Board of Directors,

                                            /s/ M. DOUGLAS TUCKER
                                            M. DOUGLAS TUCKER
                                            Senior Vice President -- Finance
                                            and Secretary

Carrollton, Texas
March 5, 1999

                          BEAUTICONTROL COSMETICS, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                                    P R O X Y

     The undersigned hereby appoint(s) Richard W. Heath and M. Douglas Tucker, or either of them, with full power of substitution, proxies of the undersigned, with all the powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of BeautiControl Cosmetics, Inc. (the "Company") to be held on Tuesday, April 6, 1999, at the Company's executive offices, 2121 Midway Road, Carrollton, Texas, at 10:00 A.M., Dallas, Texas time, and any and all adjournments or postponements thereof (the "Annual Meeting"), including (without limiting the generality of the foregoing) to vote and act as follows:

1)  Election of Directors, Nominees:

    Richard W. Heath, Charles M. Diker and Joel T. Williams, Jr.

2) Proposal to amend the Company's Certificate of Incorporation to change the Company's name to BeautiControl, Inc.

    Please complete, date, sign and mail this Proxy promptly in the enclosed envelope. No postage is required for mailing in the United States.

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------

                          BEAUTICONTROL COSMETICS, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X}





1.   Election of Directors, Nominees:

     Richard W. Heath, Charles M. Diker, and Joel T. Williams, Jr.

     FOR            WITHHELD            FOR ALL
     ALL              ALL               EXCEPT
                                                  ------------------------------
     [ ]              [ ]                 [ ]           Nominee Exception


2. Proposal to amend the Company's Certificate of Incorporation to change the Company's name to BeautiControl, Inc.

                      FOR             AGAINST             ABSTAIN

                      [ ]               [ ]                 [ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This Proxy will be voted at the Annual Meeting or any adjournment or postponement thereof as specified. If no specifications are made, this Proxy will be voted FOR the election as directors of the three nominees named to the term described in the accompanying Proxy Statement, and FOR the proposal to change the Company's name to BeautiControl, Inc. This Proxy hereby revokes all prior proxies given with respect to the shares of the undersigned.

                              SIGNATURE(S)                            DATE
                                          ---------------------------      -----

                              SIGNATURE(S)                            DATE
                                          ---------------------------      -----

IMPORTANT: Please date this Proxy and sign exactly as your name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.